EXHIBIT 10.2

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of August 18, 2010, by and among the Lenders party hereto, WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as the agent for the Lenders (in such capacity, "Agent"), CENTURY ALUMINUM COMPANY, a Delaware corporation ("Century"), BERKELEY ALUMINUM, INC., a Delaware corporation ("Berkeley Aluminum"), CENTURY ALUMINUM OF WEST VIRGINIA, INC., a Delaware corporation ("Century West Virginia"), CENTURY ALUMINUM OF KENTUCKY GENERAL PARTNERSHIP, a Kentucky general partnership ("Century of Kentucky GP") and NSA GENERAL PARTNERSHIP, a Kentucky general partnership ("NSA", and together with Century, Berkeley Aluminum, Century West Virginia and Century of Kentucky GP, each a "Borrower" and collectively the "Borrowers").

WHEREAS, Borrowers, Agent, and Lenders are parties to that certain Loan and Security Agreement dated as of July 1, 2010 (as amended, modified or supplemented from time to time, the "Loan Agreement");

WHEREAS, Borrowers, Agent and Lenders have agreed to amend the Loan Agreement in certain respects, subject to the terms and conditions contained herein.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.            Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

2.            Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 4 below and in reliance upon the representations and warranties of Borrowers set forth in Section 5 below, the Loan Agreement is amended as follows:

(a)	The defined term "Bank Product Provider" set forth in Appendix A (General Definitions) to the Loan Agreement is hereby amended and restated in its entirety as follows:

Bank Product Provider – Wells Fargo, any Affiliate of Wells Fargo or any Lender or Affiliate of a Lender.

(b)	The defined term "Obligations" set forth in Appendix A (General Definitions) to the Loan Agreement is hereby amended and restated in its entirety as follows:

Obligations – all Loans, all LC Obligations, and all other advances, debts, liabilities, and obligations, together with all interest (including all interest that accrues (or, but for the commencement of any bankruptcy, insolvency or similar proceeding, would accrue) after the commencement of any insolvency, bankruptcy or other similar proceeding of any Borrower, whether or not a claim for post-filing interest is allowed in such proceeding), fees and other charges thereon, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, owing, arising, due or payable (a) from any Borrower to Agent, for its own benefit, or to WFCF or any other Affiliate of Agent, in each case arising under any of the Loan Documents, (b) from any Borrower to WFCF, any Affiliate of WFCF, any Lender, or any Affiliate of any Lender in respect of Product Obligations, or (c) from any Borrower to Agent for the benefit of any Lender or to any Lender directly, in each case under any of the Loan Documents.

3.            Ratification; Other Agreements. This Amendment, subject to satisfaction of the conditions provided below, shall constitute an amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

4.            Conditions to Effectiveness. This Amendment shall become effective as of the date hereof and upon the satisfaction of the following conditions precedent:

(a) Agent shall have received a fully executed copy of this Amendment; and

(b) no Default or Event of Default shall exist on the date hereof or as of the date of the effectiveness of this Amendment.

5.            Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each Borrower hereby represents and warrants to Agent and Lenders, after giving effect to this Amendment:

(a) the representations and warranties set forth in each of the Loan Documents are true and correct in all material respects on and as of the Closing Date and on and as of the date hereof with the same effect as though made on and as of the date hereof (except to the extent such representations and warranties by their terms expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct, in all material respects, as of such earlier date);

(b) no Default or Event of Default exists; and

(c) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate or other relevant action on the part of such Borrower.

6.            Miscellaneous.

(a) Expenses. Borrowers agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of Agent (including legal fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 6(a) shall survive any termination of this Amendment and the Loan Agreement as amended hereby.

(b) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

(c) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

7.            Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors and assigns hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges (the "Release") Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all actions, causes of action, suits and any and all other claims and rights of set-off whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party or any of its respective successors or assigns may now or hereafter own, hold, have or claim to have against the Releasees or any of them for or on account of or in relation to any of the Loan Agreement or any of the other Loan Documents or transactions thereunder which arises at any time on or prior to the day and date of this Amendment; provided, that the foregoing Release shall not apply, and shall have no effect with respect to, any Claim, whether arising on, prior to or after the day and date of this Amendment, for or on account of, or in relation to, any Bank Product.

(b) Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS:

CENTURY ALUMINUM COMPANY

By:	/s/ Michelle Lair
Name:	Michelle Lair
Title:	Vice President

BERKELEY ALUMINUM, INC.

By:	/s/ Michelle Lair
Name:	Michelle Lair
Title:	Vice President

CENTURY ALUMINUM OF WEST VIRGINIA, INC.

By:	/s/ Michelle Lair
Name:	Michelle Lair
Title:	Vice President

CENTURY ALUMINUM OF KENTUCKY GENERAL PARTNERSHIP

By:	METALSCO LLC, its Managing Partner

By:	/s/ Michelle Lair
Name:	Michelle Lair
Title:	Vice President

NSA GENERAL PARTNERSHIP

By:	CENTURY KENTUCKY, INC., its Managing Partner

By:	/s/ Michelle Lair
Name:	Michelle Lair
Title:	Vice President

AGENT AND LENDERS:

WELLS FARGO CAPITAL FINANCE, LLC,
As Agent and as a Lender

By:	/s/ Daniel Whitwer
Name:	Daniel Whitwer
Title:	Senior Vice President